                                                                   Exhibit 10.14

                             AMENDMENT NO. 3 TO THE

                 CYTRX CORPORATION 2000 LONG-TERM INCENTIVE PLAN

        This Amendment No. 3 (the "Amendment") to the CytRx Corporation 2000 Long-Term Incentive Plan, as previously amended (as so amended, the "Plan"), is made and shall be effective as of this 4th day of September, 2003, subject to stockholder approval of this Amendment.

        WHEREAS, the Board of Directors of CytRx Corporation (the "Company") has determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan to increase by 7,000,000 the number of shares of common stock of the Company as to which Awards may be issued thereunder;

        NOW, THEREFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

The text of Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

               "Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 10,000,000."

        2. As modified hereby, the provisions of the Plan shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.